Exhibit 21

MERISTAR HOSPITALITY CORPORATION

SUBSIDIARIES AS OF MARCH 6, 2006

Legal Name	Formerly Known As	State or Other Jurisdiction of Incorportion or Organization
2780 Atlanta Limited Partnership, LP		Delaware
AGH 2780 Atlanta, LLC		Delaware
AGH DFW South LLC		Delaware
AGH O’Hare International, LLC		Delaware
AGH Portland/Shelton, LLC		Delaware
AGH PSS I, Inc.		Delaware
AGH UPREIT LLC		Delaware
BA Parkway Associates II LP		Delaware
BA Parkway Associates Tenant, LP		Delaware
CapStar Albuquerque Company, LLC		Delaware
CapStar AP Partners, LP		Delaware
CapStar Cherry Hill Company, LLC		Delaware
CapStar Englewood Company, LLC		Delaware
CapStar Lafayette Company, LLC		Delaware
CapStar Sacramento Company, LLC		Delaware
CapStar San Francisco Company, LLC		Delaware
CapStar Westchase Partners, LP		Delaware
DFW South Corp.		Delaware
DFW South I Limited Partnership		Texas
EquiStar Arlington Partners, LP		Delaware
EquiStar Charlotte Company, LLC		Delaware
EquiStar Colorado Company, LLC		Delaware
EquiStar Irvine Company, LLC		Delaware
EquiStar Somerset Company, LLC		Delaware
Galleria West Beverage Corporation		Texas
Interstate Arlington Beverage Corporation		Texas
Interstate Austin Beverage Corporation		Texas
Lenat Development Company Limited		Texas
Lepercq Atlanta Renaissance Partners, LP		Delaware
Madison Motel Associates, LLP		Wisconsin
Madison Washington Associates, Ltd.		Texas
MCV Venture, LLC		Kentucky
MDV Limited Partnership		Texas
MeriStar Acquisition Company, LLC		Delaware
MeriStar Albuquerque SPE LLC		Delaware
MeriStar Alexandria SPE LLC		Delaware
MeriStar Annapolis Owner SPE, LLC		Delaware
MeriStar Annapolis SPE, LLC		Delaware
MeriStar Arlington & Towers SPE, LLC		Delaware
MeriStar Austin SPE Corp.		Delaware
MeriStar Austin SPE, LLC		Delaware
MeriStar CMBS 2005 California Lessee, LLC		Delaware
MeriStar CMBS 2005 Lessee, LLC		Delaware
MeriStar CMBS Lessee, LLC		Delaware
MeriStar CMBS Lessee Two, LLC		Delaware
MeriStar Columbia Owner Parent, LLC		Delaware
MeriStar Columbia Owner SPE, LLC	MeriStar Sub 6M Company (fka Hotel Columbia Company)	Delaware
MeriStar Columbia SPE, LLC		Delaware
MeriStar Del Rey, LLC		Delaware
MeriStar Frazer Parent SPE, LLC		Delaware

MERISTAR HOSPITALITY CORPORATION

SUBSIDIARIES AS OF MARCH 6, 2006

Legal Name	Formerly Known As	State or Other Jurisdiction of Incorportion or Organization
MeriStar Frazer SPE, LLC	MeriStar Sub 6C, LLC (fka CapStar Frazer Company, LLC)	Delaware
MeriStar Grand Rapids SPE LLC		Delaware
MeriStar HI Alexandria SPE, LLC		Delaware
MeriStar Hospitality Finance Corp.		Delaware
MeriStar Hospitality Finance Corp. II		Delaware
MeriStar Hospitality Finance Corp. III		Delaware
MeriStar Hospitality Operating Partnership, LP		Delaware
MeriStar Hotel Lessee, Inc.		Delaware
MeriStar Lexington Mortgage, LLC		Delaware
MeriStar Lexington Partners, LLC		Delaware
MeriStar Lexington SPE Corp.		Delaware
MeriStar Lexington SPE, LLC		Delaware
MeriStar LP, Inc.		Nevada
MeriStar Madison SPE Corp.		Delaware
MeriStar Madison SPE, LLC		Delaware
MeriStar Mahwah SPE LLC		Delaware
MeriStar Mezzanine Borrower SPE, LLC		Delaware
MeriStar Mezzanine Managing Member, LLC		Delaware
MeriStar OC, LP		Delaware
MeriStar PA SPE Corp.		Delaware
MeriStar PA SPE LLC		Delaware
MeriStar Pentagon City, LLC		Delaware
MeriStar Secured Holdings, LLC		Delaware
MeriStar Seelbach SPE, LLC		Delaware
MeriStar SPE California Corp.		Delaware
MeriStar SPE Colorado Corp.		Delaware
MeriStar SPE Corp.		Delaware
MeriStar SPE Leasing Corp.		Delaware
MeriStar SPE North Carolina Corp.		Delaware
MeriStar SPE Wisconsin Corp.		Delaware
MeriStar SPE, LLC		Delaware
MeriStar Sub 1A, LLC	CapStar San Pedro Company, LLC	Delaware
MeriStar Sub 1B, LLC	EquiStar Bellevue Company, LLC	Delaware
MeriStar Sub 1C, LP	MeriStar Cathedral City, LP (fka CapStar Cathedral City Co, LLC)	Delaware
MeriStar Sub 1D, LP	MeriStar LAJV, LP (fka CapStar LAJV Company, LLC)	Delaware

MeriStar Sub 1E, LP	MeriStar Santa Barbara, LP (f/k/a CapStar Santa Barbara Company, LLC)	Delaware
MeriStar Sub 2A, LLC	MeriStar Hotel (Burnaby), LLC	Delaware
MeriStar Sub 2B, LLC	MeriStar Hotel (Calgary Airport), LLC	Delaware
MeriStar Sub 2C, LLC	MeriStar Hotel (Surrey), LLC	Delaware
MeriStar Sub 2D, LLC	MeriStar Hotel (Vancouver), LLC	Delaware
MeriStar Sub 3A, LLC	CapStar C.S. Company, LLC	Delaware
MeriStar Sub 3B, LLC	CapStar Mesa Company, LLC	Delaware
MeriStar Sub 3C, LLC	CapStar Tucson Company, LLC	Delaware
MeriStar Sub 3D, LLC	EquiStar Salt Lake Company, LLC	Delaware
MeriStar Sub 4A, LP	183 Hotel Associates, Ltd.	Texas
MeriStar Sub 4B, LP	CapStar Dallas Partners, LP	Delaware
MeriStar Sub 4C, LP	CapStar Houston Partners, LP	Delaware
MeriStar Sub 4D, LLC	CapStar KC Company, LLC (f/k/a CapStar Westport Company, LLC)	Delaware
MeriStar Sub 4E, LP	CapStar Medallion Austin Partners, LP	Delaware

MERISTAR HOSPITALITY CORPORATION

SUBSIDIARIES AS OF MARCH 6, 2006

Legal Name	Formerly Known As	State or Other Jurisdiction of Incorportion or Organization
MeriStar Sub 4F, LP	CapStar Medallion Dallas Partners, LP	Delaware
MeriStar Sub 4G, LP	CapStar Medallion Houston Partners, LP	Delaware
MeriStar Sub 4H, LP	CapStar Midland Partners, LP	Delaware
MeriStar Sub 4I, LP	CapStar Mockingbird Partners, LP	Delaware
MeriStar Sub 4J, LLC	CapStar Oklahoma City Company, LLC	Delaware
MeriStar Sub 5A, LLC	EquiStar Atlanta LP Company, LLC	Delaware
MeriStar Sub 5C, LLC	CapStar Jekyll Company, LLC	Delaware
MeriStar Sub 5D, LLC	CapStar Lexington Company, LLC	Delaware
MeriStar Sub 5E, LLC	CapStar Louisville Company, LLC	Delaware
MeriStar Sub 5G, LP	Lake Buena Vista Partners, Ltd.	Florida
MeriStar Sub 5H, LLC	MeriStar Marco Island Company, LLC	Delaware
MeriStar Sub 5K, LLC	MeriStar Safety Harbor Company, LLC	Delaware
MeriStar Sub 5R, LLC	EquiStar Atlanta GP Company, LLC	Delaware
MeriStar Sub 6A, LLC	CapStar Columbia Company, LLC	Delaware
MeriStar Sub 6B, LLC	CapStar Cross Keys Company, LLC	Delaware
MeriStar Sub 6D, LLC	CapStar Georgetown Company, LLC	Delaware
MeriStar Sub 6E, LLC	CapStar National Airport Company, LLC	Delaware
MeriStar Sub 6F, LLC	CapStar Roland Park Company, LLC	Delaware
MeriStar Sub 6G, LLC	CapStar Washington Company, LLC	Delaware
MeriStar Sub 6H, LP	Durham I-85, LP	Delaware
MeriStar Sub 6I, LLC	EquiStar Ballston Company, LLC	Delaware
MeriStar Sub 6J, LLC	EquiStar Latham Company, LLC	Delaware
MeriStar Sub 6K, LLC	EquiStar Virginia Company, LLC	Delaware
MeriStar Sub 6L, LLC	BCHI Acquisition, LLC	Delaware
MeriStar Sub 7A Joint Venture	3100 Glendale Joint Venture	Ohio
MeriStar Sub 7B, LP	75 Arlington Heights Limited Partnership, LP	Delaware
MeriStar Sub 7C, LLC	AGH 75 Arlington Heights LLC	Delaware
MeriStar Sub 7D, LLC	Capstar Chicago Company, LLC	Delaware
MeriStar Sub 7E, LLC	CapStar Detroit Airport Company, LLC	Delaware
MeriStar Sub 7F, LLC	CapStar Indianapolis Company, LLC	Delaware
MeriStar Sub 7G, LLC	EquiStar Cleveland Company, LLC	Delaware
MeriStar Sub 7H, LLC	EquiStar Schaumburg Company, LLC	Delaware
MeriStar Sub 8A, LLC	Mt. Arlington New Jersey, LLC	Delaware
MeriStar Sub 8B, LLC	CapStar Forrestal Company, LLC	Delaware
MeriStar Sub 8C, LLC	CapStar Hartford Company, LLC	Delaware
MeriStar Sub 8D, LLC	CapStar Morristown Company, LLC	Delaware
MeriStar Sub 8E, LLC	CapStar Windsor Locks Company, LLC	Delaware
MeriStar Sub 8F, LP	455 Meadowlands Associates, Ltd.	Texas
MeriStar Sub 8G, LLC	AGH Secaucus, LLC	Delaware
MeriStar West Loop, LP		Delaware
North Dallas Beverage Corporation		Texas
Portland/Shelton Corp.		Delaware
Portland/Shelton LLC		Delaware
South Inn Beverage Corporation		Texas
Westchase Beverage Corporation		Texas
Westchase SPE Corp.		Delaware
Westchase SPE LLC		Delaware